Exhibit 99.1

HCI Group Reports Second Quarter 2026 Results

Second Quarter Pre-Tax Income of $111 million

Diluted EPS of $5.60

Gross Loss Ratio of 22%

Tampa, Fla. – August 6, 2026 – HCI Group, Inc. (NYSE:HCI), reported pre-tax income of $111 million and net income of $83 million in the second quarter of 2026 compared with pre-tax income of $94 million and net income of $70 million in the second quarter of 2025. Net income after noncontrolling interests in the second quarter of 2026 was $74 million compared with $66 million in the second quarter of 2025. Diluted earnings per share were $5.60 in the second quarter of 2026 compared with $5.18 diluted earnings per share in the second quarter of 2025.

Management Commentary

“HCI Group capped a strong start to the year delivering record second quarter financial results for the first half of 2026,” said HCI Group Chairman and Chief Executive Officer Paresh Patel. “Our focus continues to be on achieving exceptional performance in all types of operating environments.”

Second Quarter 2026 Results

Gross premiums earned in the second quarter of 2026 were $321 million compared with $303 million in the second quarter of 2025. The increase of 6% was driven by a higher volume of insurance policies in force while average premium per policy remained relatively consistent.

Premiums ceded for reinsurance in the second quarter of 2026 were $102 million compared with $103 million in the second quarter of 2025. The decrease was a result of the lower costs associated with the company’s new 2026-2027 catastrophe reinsurance programs, which began on June 1, 2026.

Net investment income in the second quarter of 2026 was $19 million compared with $16 million in the second quarter of 2025. The increase was driven by growth in invested assets.

Other revenue in the second quarter of 2026 was $5 million compared with $3 million in the second quarter of 2025. The increase was primarily driven by the addition of new insurance carrier customers to Exzeo's insurance technology platform.

Losses and loss adjustment expenses in the second quarter of 2026 were $71 million compared with $64 million in the second quarter of 2025. The increase was driven largely by a higher volume of policies in force. The gross loss and loss adjustment expense ratio for the second quarter of 2026 was 22.2%.

Policy acquisition and other underwriting expenses in the second quarter of 2026 were $32 million compared with $31 million in the second quarter of 2025. The increase was driven by a greater amount of premiums in force.

General and administrative personnel expenses in the second quarter of 2026 were $24 million compared with $20 million in the second quarter of 2025. The increase was driven by additional personnel, annual merit increases, and stock-based compensation.

Six Months Ended June 30, 2026 Results

For the six months ended June 30, 2026, HCI Group reported pre-tax income of $226 million and net income of $168 million compared with pre-tax income of $195 million and net income of $145 million for the six months ended June 30, 2025. Net income after noncontrolling interests was $147 million compared with $136 million for the six months ended June 30, 2025. Diluted earnings per share were $11.05 for the six months ended June 30, 2026, compared with $10.57 for the six months ended June 30, 2025.

Gross premiums earned for the six months ended June 30, 2026 were $647 million compared with $603 million for the six months ended June 30, 2025. The increase of 7% was driven by a higher volume of insurance policies in force while average premium per policy remained relatively consistent.

Premiums ceded for reinsurance for the six months ended June 30, 2026 were $206 million compared with $202 million for the six months ended June 30, 2025. The increase was a result of a higher number of policies in force and partially offset by the company’s new 2026-2027 catastrophe reinsurance programs, which started on June 1, 2026.

Net investment income for the six months ended June 30, 2026 was $36 million compared with $30 million for the six months ended June 30, 2025. The increase was driven by growth in invested assets.

Other revenue for the six months ended June 30, 2026 was $8 million compared with $3 million for the six months ended June 30, 2025. The increase was primarily driven by the addition of new insurance carrier customers to Exzeo's insurance technology platform.

Losses and loss adjustment expenses for the six months ended June 30, 2026 were $137 million compared with $124 million for the six months ended June 30, 2025. The increase was largely driven by a higher volume of policies in force. The gross loss and loss adjustment expense ratio for the six months ended June 30, 2026 was 21.1%.

Policy acquisition and other underwriting expenses for the six months ended June 30, 2026 were $64 million compared with $58 million for the six months ended June 30, 2025. The increase was driven by a greater amount of premiums in force.

General and administrative personnel expenses for the six months ended June 30, 2026 were $46 million compared with $40 million for the six months ended June 30, 2025. The increase was driven by additional personnel, annual merit increases, and stock-based compensation.

Share Repurchase

On March 3, 2026, HCI Group announced a share repurchase program to repurchase up to $80 million of shares of HCI common stock through February 27, 2027. In the second quarter of 2026, HCI Group repurchased 363,538 shares for $57.0 million. During the first six months of 2026, HCI Group repurchased 473,609 shares for $74.5 million. The share repurchase program was completed on July 17, 2026, with a total of 504,330 shares repurchased for $80.0 million.

Conference Call

HCI Group will hold a conference call later today, August 6, 2026, to discuss these financial results. Chairman and Chief Executive Officer Paresh Patel, Chief Operating Officer Karin Coleman and Chief Financial Officer Mark Harmsworth will host the call starting at 4:45 p.m. Eastern Time.

Interested parties can listen to the live presentation by dialing the listen-only number below or by clicking the webcast link available on the Investor Information section of the company's website at www.hcigroup.com.

Listen-only toll-free number: (888) 506-0062

Listen-only international number: (973) 528-0011

Entry Code: 202996

Please call the conference telephone number 10 minutes before the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Group at (949) 574-3860.

A replay of the call will be available after 8:00 p.m. Eastern Time on the same day through August 20, 2026 and a replay of the webcast will be available on the Investor Relations section of the HCI Group website at www.hcigroup.com through August 6, 2027.

Toll-free replay number: (877) 481-4010

International replay number: (919) 882-2331

Replay ID: 54257

About HCI Group, Inc.

HCI Group, Inc. is a diversified holding company engaged in insurance, reinsurance, real estate, claims services, and insurance technology. The HCI Group portfolio of companies includes multiple property and casualty underwriters and exchanges, two captive reinsurers, a claims management business, a commercial real estate investment company and a leading insurance technology company, Exzeo Group. HCI Group was founded in 2006 and operates in 13 states.

HCI Group's common shares trade on the New York Stock Exchange under the ticker symbol "HCI" and are included in the Russell 2000 and S&P SmallCap 600 Index. HCI Group, Inc. regularly publishes financial and other information in the Investor Information section of the company’s website. For more information about HCI Group and its subsidiaries, visit www.hcigroup.com. Exzeo’s common shares trade on the New York Stock Exchange under the ticker symbol “XZO.” For more information about Exzeo, visit www.exzeo.com.

Forward-Looking Statements

This news release may contain forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Words such as "anticipate," "estimate," "expect," "intend," "plan," "confident," "prospects" and "project" and other similar words and expressions are intended to signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions, but rather are subject to various risks and uncertainties. For example, the estimation of reserves for losses and loss adjustment expenses is an inherently imprecise process involving many assumptions and considerable management judgment. Further, future cash flow and earnings may limit HCI’s ability or willingness to engage in share buybacks. Some of these risks and uncertainties are identified in the company's filings with the Securities and Exchange Commission. Should any risks or uncertainties develop into actual events, these developments could have material adverse effects on the company's business, financial condition and results of operations. HCI Group, Inc. disclaims all obligations to update any forward-looking statements.

Company Contact:

Nat Otis

Investor Relations

HCI Group, Inc.

Tel (813) 355-5341

notis@hcigroup.com

Investor Relations Contact:

Matt Glover

Gateway Group, Inc.

Tel (949) 574-3860

HCI@gateway-grp.com

- Tables to follow -

HCI GROUP, INC. AND SUBSIDIARIES

Selected Financial Metrics

(Unaudited)

(In thousands, except share and per share amounts)

	Three Months Ended
	June 30,
	2026	2025
Gross Written Premiums:
Homeowners Choice	$228,208	$227,090
TypTap Insurance Company	110,477	110,412
Condo Owners Reciprocal Exchange	10,848	13,830
Tailrow Reciprocal Exchange	32,812	5,213
Total Gross Written Premiums	$382,345	$356,545

Gross Premiums Earned:
Homeowners Choice	$161,927	$156,552
TypTap Insurance Company	123,279	124,437
Condo Owners Reciprocal Exchange	5,925	12,811
Tailrow Insurance Exchange	29,693	8,828
Total Gross Premiums Earned	$320,824	$302,628

Gross loss and loss adjustment expense ratio	22.2%	21.3%

Per Share Metrics
Diluted earnings per share	$5.60	$5.18

Dividends per share	$0.40	$0.40

Book value per share at the end of period	$86.60	$58.55

Shares outstanding at the end of period	12,469,972	12,956,884

HCI GROUP, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(In thousands, except share amounts)

	June 30, 2026	December 31, 2025
	(Unaudited)
Assets
Fixed-maturity securities, available-for-sale, at fair value (amortized cost: $1,103,778 and $595,383, respectively and allowance for credit losses: $0 and $0, respectively)	$1,091,041	$597,329
Equity securities, at fair value (cost: $55,700 and $61,597, respectively)	59,038	65,890
Limited partnership investments	16,394	17,690
Real estate investments	102,669	103,746
Other investments	5,000	5,000
Total investments	1,274,142	789,655
Cash and cash equivalents	872,336	1,210,126
Restricted cash	4,378	3,748
Income taxes receivable	1,277	1,332
Deferred income tax assets, net	1,088	2,237
Premiums receivable, net (allowance: $5,363 and $4,469, respectively)	77,607	57,494
Prepaid reinsurance premiums	—	50,127
Reinsurance recoverable, net of allowance for credit losses:
Paid losses and loss adjustment expenses (allowance: $0 and $0, respectively)	26,613	27,855
Unpaid losses and loss adjustment expenses (allowance: $73 and $97, respectively)	229,131	262,041
Deferred policy acquisition costs	68,206	59,722
Property and equipment, net	27,503	28,939
Intangible assets, net	1,924	2,683
Funds withheld for assumed business	5,346	5,254
Other assets	58,908	27,715
Total assets	$2,648,459	$2,528,928

Liabilities, Redeemable Noncontrolling Interests and Equity
Losses and loss adjustment expenses	$558,982	$576,495
Unearned premiums	659,335	643,328
Advance premiums	44,440	19,302
Ceded reinsurance premiums payable	34,772	27,591
Assumed premiums payable	4,049	1,744
Income taxes payable	16,467	12,782
Deferred income tax liabilities, net	1,001	3,814
Revolving credit facility	36,000	36,000
Long-term debt	31,465	31,877
Accrued expenses and other liabilities	82,887	61,351
Total liabilities	1,469,398	1,414,284
Commitments and contingencies
Redeemable noncontrolling interests	5,929	3,359
Equity:
Common stock, (no par value, 40,000,000 shares authorized, 12,469,972 and 12,992,147 shares issued and outstanding, respectively)	—	—
Additional paid-in capital	340,854	428,109
Retained earnings	748,437	611,509
Accumulated other comprehensive (loss) income	(9,382)	1,459
Total stockholders' equity	1,079,909	1,041,077
Noncontrolling interests	93,223	70,208
Total equity	1,173,132	1,111,285
Total liabilities, redeemable noncontrolling interests and equity	$2,648,459	$2,528,928

HCI GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Income

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Revenue
Gross premiums earned	$320,824	$302,628	$647,030	$603,011
Premiums ceded	(101,812)	(102,522)	(205,867)	(202,157)
Net premiums earned	219,012	200,106	441,163	400,854
Net investment income	18,890	16,445	36,191	30,196
Net realized investment gains	1,222	155	1,756	1,322
Net unrealized investment gains (losses)	743	1,180	(955)	(726)
Policy fee income	1,651	1,467	3,227	3,696
Other	5,135	2,567	8,153	3,011
Total revenue	246,653	221,920	489,535	438,353
Expenses
Losses and loss adjustment expenses	71,076	64,457	136,676	123,748
Policy acquisition and other underwriting expenses	32,346	30,551	64,116	57,838
General and administrative personnel expenses	23,948	19,985	46,301	40,468
Interest expense	1,084	3,744	2,007	7,128
Other operating expenses	7,226	8,791	14,078	14,440
Total expenses	135,680	127,528	263,178	243,622
Income before income taxes	110,973	94,392	226,357	194,731
Income tax expense	28,073	24,113	58,414	50,222
Net income	$82,900	$70,279	$167,943	$144,509
Net income attributable to noncontrolling interests	(9,103)	(4,119)	(20,739)	(8,665)
Net income after noncontrolling interests	$73,797	$66,160	$147,204	$135,844
Basic earnings per share	$5.78	$5.57	$11.39	$12.00
Diluted earnings per share	$5.60	$5.18	$11.05	$10.57
Dividends per share	$0.40	$0.40	$0.80	$0.80

HCI GROUP, INC. AND SUBSIDIARIES

Earnings Per Share

(Unaudited)

(In thousands, except per share amounts)

The computations of basic and diluted earnings per share for the periods presented were as follows:

	Three Months Ended			Six Months Ended
	June 30, 2026			June 30, 2026
	Income	Shares	Per Share	Income	Shares	Per Share
	(Numerator)	(Denominator)	Amount	(Numerator)	(Denominator)	Amount
Net income	$82,900			$167,943
Less: Net income attributable to noncontrolling interests	(9,103)			(20,739)
Net income after noncontrolling interests	73,797			147,204
Less: Income attributable to participating securities	(2,925)			(6,186)
Basic Earnings Per Share:
Income attributable to common stockholders	70,872	12,269	$5.78	141,018	12,379	$11.39
Effect of Dilutive Securities:
Stock options	—	382		—	390
Warrants	—	7		—	7
Net impact from reallocation of undistributed earnings to participating securities	65	—		143	—
Diluted Earnings Per Share:
Income attributable to common stockholders	$70,937	12,658	$5.60	$141,161	12,776	$11.05